UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2012

EPOCRATES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35062	94-3326769
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1100 Park Place, Suite 300 San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 227-1700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Epocrates, Inc. (the “Company”), pursuant to the authority delegated to the Committee by the Board, adopted the 2013 Performance Equity Plan (the “2013 Plan”).  The 2013 Plan provides the Company's executive officers and other eligible employees the opportunity to earn performance-based equity awards based on the Company's level of achievement of certain specifically measured corporate objectives, or the Corporate Objectives, from January 1, 2013 through December 31, 2013.  The terms of the 2013 Plan are substantially consistent with that of the Company's management bonus plan for 2012.  The Committee approved the Corporate Objectives and assigned a weighting to each objective as further described below.

For 2013, the Committee selected the following three key business metrics from the Company's general business plan as Corporate Objectives under the 2013 Plan:

·                  sales bookings, meaning total dollar amount of business contracted during the year (40% of overall award);

·                  revenue, measured as GAAP revenue calculated in accordance with the Company's revenue recognition policies in effect at the time (20% of overall award); and

·                  adjusted EBITDA, measured as GAAP net income before interest income, interest expense, other income (expense) net, provision for income taxes, depreciation and amortization expense, and stock-based compensation expense (30% of overall award).

In order to earn any grant under the 2013 Plan, the Company must achieve the following threshold levels of each metric set forth above:

·                  92% of the Company's business plan for sales bookings;

·                  96% of the Company's business plan for revenue; and

·                  89% of the Company's business plan for adjusted EBITDA.

A fourth goal, measuring the health of the user network, as determined by an internal metric, is the final Corporate Objective under the 2013 Plan and worth 10% of the overall award.

If any one threshold level is missed, no grant will be earned for that metric. If the threshold level is achieved, then the actual grant amount earned will be calculated based on actual achievement, and the grant earned for each metric could vary from 0% to 125% of the target grant amount for that metric based on the actual over- or under-achievement of that metric.

The target and maximum restricted stock units ("RSUs") for our named executive officers under the 2013 Plan as approved by the Committee (and the Board with respect to Andrew Hurd) are as follows:

Named Executive Officer	Targets	Maximum
Andrew Hurd President, Chief Executive Officer and Interim Chief Financial Officer	83,097	103,871
Heather Gervais SVP, Commercial Operations	20,822	26,028
Matthew A. Kaminer General Counsel and Secretary	20,822	26,028

On December 26, 2012, the Committee (and the Board with respect to Andrew Hurd) approved the grant of the maximum RSUs to the named executive officers as set forth above. The Committee will determine the degree to which each of the Corporate Objectives have been met after receiving the analysis and recommendations of management.  Based on such determination, the Committee will determine the Company's degree of attainment of the Corporate Objectives and, following such determination, will adjust the shares underlying the performance-based equity awards, issued pursuant to the 2013 Plan, accordingly. Any performance-based RSUs granted pursuant to the 2013 Plan shall vest annually over four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOCRATES, INC.

Dated: December 27, 2012
	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer
General Counsel and Secretary